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                          DISCOVERY LABORATORIES, INC.

                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE:

Company Contact:                                 Investor Contact:
John G. Cooper                                   Harvey Goralnick/Brad Meyer
SVP/CFO                                          FOCUS Partners LLC
215-340-4699                                     212-752-9445
Info@discoverylabs.com                           dsco@focuspartners.com

         Discovery Laboratories & Esteve Expand Relationship to Develop
                    and Commercialize Surfaxin(R) in Europe

Doylestown, PA -- March 7, 2002 -- Discovery Laboratories, Inc. (Nasdaq: DSCO), a late-stage specialty pharmaceutical company leveraging its platform technology in humanized lung surfactants to develop potential novel respiratory therapies and pulmonary drug delivery products, today announced a significantly expanded alliance with Laboratorios Del Dr. Esteve S.A ("Esteve") for the development, marketing and sales of Surfaxin throughout Europe, Central America and South America. This expanded collaboration supersedes existing sublicense and supply agreements between Discovery and Esteve in October 1999, which limited the European territory to Southern Europe.

Through the alliance, Esteve will market Surfaxin for respiratory distress syndrome (RDS) in premature infants, meconium aspiration syndrome (MAS) in full term babies, and acute lung injury/acute respiratory distress syndrome (ALI/ARDS) in adults. Currently, Discovery is conducting two phase 3 clinical trials for RDS, a phase 3 trial for MAS and a Phase 2 trial for ARDS. In addition, the new arrangement anticipates an opportunity for Esteve to negotiate licenses for the development and marketing of future Discovery products in the above territories.

The agreement provides for an up-front licensing fee to Discovery of $500,000, a purchase by Esteve of $4 million of Discovery's common stock at $4.867 per share (a 50% premium to the trailing 30 day average determined as of March 4, 2002), and milestone payments to be made to Discovery tied to attaining specific regulatory approvals for Surfaxin. Additionally, Esteve will sponsor clinical trial costs for ALI/ARDS to obtain European Agency for the Evaluation of Medicinal Products (EMEA) approval for marketing in Europe. Under the prior arrangement, Esteve had provided support for Discovery's multinational clinical trials for RDS and MAS in Europe. Discovery retains manufacturing rights and, as part of the collaboration, Esteve has agreed to an exclusive supply agreement, whereby, they will purchase Surfaxin drug product from Discovery. Discovery will receive, as a potential ongoing revenue stream, a transfer price based on sales of Surfaxin by Esteve and/or its sublicensee(s).

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Antoni Esteve, Ph.D., Esteve's Director of Scientific and Commercial Operations,
commented, "Esteve is very proud to expand our collaboration with Discovery.
Over the last several years, we have increased our confidence in the significant potential of humanized surfactants to improve therapies for the treatment of babies suffering from respiratory disorders, adults suffering from acute respiratory distress syndrome, and the downstream possibility of aerosolized surfactants treating a broader range of respiratory diseases and as a drug delivery platform. Our additional investment in Discovery supports this confidence and gives Esteve the opportunity to broaden our product portfolio for the medical communities we serve."

"We have worked closely with Esteve since 1999 and they have been an excellent partner," said Robert J. Capetola, Ph.D., President and Chief Executive Officer of Discovery. "Expanding our relationship to now include all of Europe was a natural progression for us. Esteve has a superb reputation of marketing innovative pharmaceuticals, and we are pleased to be represented by their professional team to effectively market and distribute Surfaxin to the critical care hospital community. In combination with our recent Quintiles Transnational collaboration, Discovery now has in place the sales and marketing infrastructure to bring Surfaxin to the critical care markets in Europe, the United States and Latin America. Discovery will establish and maintain the global brand strategy for Surfaxin, while our collaborators will be responsible for regional implementation. Our objective is to have a uniform, recognizable Discovery/Surfaxin image visible to the critical care markets throughout the world. Meanwhile, Discovery will record a significant share of the revenues, and in the case of the United States, Discovery should generate margins typical of a fully-integrated specialty pharmaceutical company."

Human lung surfactants are substances naturally present in the lung tissue and are essential to the lungs' ability to absorb oxygen. Discovery's Surfaxin is the first humanized peptide-based surfactant that mimics the human surfactant protein B, considered physiologically the most important of the four major proteins found in human lung surfactants.

RDS in premature infants is a breathing disorder in which the lungs of infants do not stay open due to an insufficient amount of surfactant, which is produced naturally in normally developing infants as their lungs mature. Approximately 270,000 cases of RDS in premature infants occur in the developed world annually. MAS results when a full-term baby inhales meconium, a material produced in the intestine of a full-term baby before birth. Severe respiratory distress is a result and there are currently no approved therapies anywhere in the world. Approximately 60,000 cases of MAS occur in the developed world annually. ALI/ARDS is a life-threatening disorder for which there are currently no approved therapies anywhere in the world. ALI/ARDS is characterized by an excess of fluid in the lungs and decreased oxygen levels in the patient. One prominent characteristic is the destruction of surfactants. These conditions are caused by events such as smoke inhalation, near drowning, industrial accidents and other traumas and illnesses including pneumonia and septic shock. Because there are no approved treatments, the mortality rate can range from 35% to 50%. There are estimated to be between 150,000 and 250,000 ALI/ARDS patients per year in each of the U.S. and Europe. The current standard of care includes placing patients on mechanical ventilators in intensive care units. Surfaxin is intended to re-establish the lung's capacity to absorb oxygen.

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About Esteve

Privately owned, Esteve is one of the largest pharmaceutical corporations in Southern Europe. With a turnover of EURO 561 million in 2001, its own products distributed in more than 80 markets worldwide, patents granted in more than 40 countries, and employing more than 2,000 people, it is committed to research and international expansion as a key to its future and continued growth.

About Discovery Laboratories

Discovery Laboratories, Inc. is a specialty pharmaceutical company leveraging its platform technology in humanized lung surfactants to develop potential novel respiratory therapies and pulmonary drug delivery products. Surfaxin, the Company's lead product, is currently in two pivotal Phase 3 multi-national clinical trials for Respiratory Distress Syndrome (RDS) in premature infants, a Phase 3 clinical trial for Meconium Aspiration Syndrome (MAS) in full-term infants, and a Phase 2 clinical trial for Acute Lung Injury/Acute Respiratory Distress Syndrome (ALI/ARDS) in adults. Aerosol formulations of the Company's surfactant technology are being developed in an effort to treat other respiratory conditions, including asthma and chronic obstructive pulmonary disease, and as a novel pulmonary drug delivery vehicle to efficiently deliver drugs to the respiratory tract that are currently delivered orally or by injection. To serve the critical care marketplace, the Company is developing a dedicated sales and marketing capability through a collaboration with Quintiles Transnational Corp for the US, and has a commercialization alliance with Laboratorios Del Dr. Esteve S.A for Europe and Latin America. Interested parties can receive corporate updates by sending their email addresses to dsco@focuspartners.com. More information about Discovery Laboratories is available on the Company's Web site at www.discoverylabs.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company. To the extent that statements in this press release are not strictly historical, including statements as to the Company's business strategy, outlook, objectives, plans intentions, goals, future financial conditions, future collaboration agreements, the success of the Company's product development, or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this release are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Among the factors which could affect the Company's actual results and could cause results to differ from those contained in the forward-looking statements contained herein are the risk that financial conditions may change, the risk that the Company will not be able to raise additional capital or enter into additional collaboration agreements, risks relating to the progress of the Company's research and development and the development of competing therapies and/or technologies by other companies. Those associated risks and others are further described in the Company's periodic filings with the Securities and Exchange Commission including the most recent reports on Form 10-KSB, 8-K and 10-QSB, and amendments thereto.

Statements in this press release regarding Esteve and Discovery have been made by each respective company and are that company's sole responsibility.

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